EXHIBIT 10.21
FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT
     This Fourth Amendment, dated as of May 1, 2006, is made by and among ZAREBA SYSTEMS, INC., f/k/a/ Waters Instruments, Inc., a Minnesota corporation (“Zareba Systems”), WATERS MEDICAL SYSTEMS, INC., a Minnesota corporation (“Waters Medical Systems”), ZAREBA SECURITY, INC., a Minnesota corporation (“Zareba Security”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its WELLS FARGO BUSINESS CREDIT operating division (the “Lender”).
Recitals
     Zareba Systems and the Lender are parties to a Credit and Security Agreement dated as of September 7, 2004, as amended by a First Amendment to Credit and Security Agreement, dated as of April 29, 2005, by the Second Amendment to Credit and Security Agreement dated as of December 23, 2005 (pursuant to which Waters Medical Systems was made part of the Borrower), and by the Third Amendment to Credit and Security Agreement dated as of February 22, 2006 (which, as the same is amended hereby, shall be the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.
     Zareba Systems has requested the Lender to consent to the organization of Zareba Security as a new wholly owned subsidiary of Zareba Systems, and to the transfer to Zareba Security all of Zareba Systems’ right, title and interest in and to the assets, subject to all of the liabilities, comprising Zareba Systems’ security business.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:
     1. Defined Terms. Capitalized terms used in this Fourth Amendment that are defined in the Credit Agreement shall have the same meanings as defined there, unless otherwise defined herein.
     2. “Borrower” Definition; Security Interest; Borrowing Base. The term “Borrower” shall for all purposes as used herein and in the Credit Agreement and in any other Loan Document, refer to Zareba Systems, Waters Medical Systems and Zareba Security. From and after the date of this Fourth Amendment (a) Zareba Systems, Waters Medical Systems and Zareba Security will be jointly and severally liable for all Obligations, whether now existing or hereafter created or incurred, and whether originally owed to a different party to the Credit Agreement or to the Lender in a different capacity, and (b) Zareba Security will have granted to the Lender a security interest in and to all the Collateral owned by it as security for the payment and performance of all Obligations in accordance with Article III of the Credit Agreement. Collateral owned by Zareba Security will be included in the Borrowing Base to the extent it otherwise satisfies the requirements therefor.

     3. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.
     4. Amendment to Exhibit D. Exhibit D to the Credit Agreement is hereby amended by adding Zareba Security as a signatory thereto.
     5. Consent to Formation of Zareba Security; New Schedule 5.5. The Lender consents to the Borrower’s formation of Zareba Security as a wholly-owned subsidiary of Zareba Systems and to the transfer of certain assets by Zareba Systems to Zareba Security, subject to such transactions conforming to the following requirements, and only upon the satisfaction of conditions set forth below:
     A. Zareba Security’s business operations shall be limited to conducting the same activities that the security division of Zareba Systems previously conducted;
     B. The only assets that have been transferred from Zareba Systems to Zareba Security shall be Accounts resulting from sales by the security division of Zareba Systems, and Inventory, Equipment and any specified intellectual property used exclusively in connection with business activities formerly performed by the security division of Zareba Systems (“Transfer Assets”); and
     C. The Transfer Assets will be transferred effective May 1, 2006 pursuant to documents in the form of Exhibit A hereto, and no other assets of Zareba have been or will be transferred by Zareba Systems to Zareba Security.
     D. The revenue of the security division of Zareba Systems for the period from January 1, 2005 to April 30, 2006 was not greater than $500,000.00 and the book value of the Transfer Assets as of April 30, 2006, was not greater than $250,000.00.
Upon the effectiveness of this consent, Schedule 5.5 of the Credit Agreement is hereby amended in its entirety to conform to the form attached hereto as Schedule 5.5. The Lender’s consent under this Section 5 is conditioned upon and will be effective only after Lender has received all of the instruments and documents required to be delivered by each of Zareba Systems, Waters Medical Systems and Zareba Security under Section 7 hereof.
     6. Effectiveness; Post-Execution Covenants. This Fourth Amendment shall be effective as of May 1, 2006 upon execution hereof by Zareba Systems, Waters Medical Systems and Zareba Security, and delivery hereof to the Lender. Not later than May 31, 2006, Borrower shall deliver to the Lender each of the following, each in substance and form acceptable to the Lender in its sole discretion:
     A. A Certificate of the Secretary or Assistant Secretary of Zareba Systems certifying (i) as to the resolutions of the Board of Directors of Zareba Systems approving the execution and delivery of this Fourth Amendment, (ii) to the fact that the articles of incorporation and bylaws of Zareba Systems, which were certified and delivered to the Lender pursuant to the Certificate of Authority of Zareba Systems’ secretary or assistant secretary dated as of February 22, 2006 continue in full force and effect and have not been amended or otherwise modified), and

(iii) that the Officers and agents of Zareba Systems who have been certified to the Lender, pursuant to the Certificate of Authority of Zareba Systems’ secretary or assistant secretary dated as of February 22, 2006 as being authorized to sign and to act on behalf of Zareba Systems continue to be so authorized or setting forth the sample signatures of each of the Officers and agents of Zareba Systems authorized to execute and deliver this Fourth Amendment and all other documents, agreements and certificates on behalf of Zareba Systems.
     B. A Certificate of the Secretary or Assistant Secretary of Waters Medical Systems certifying (i) as to the resolutions of the Board of Directors of Waters Medical Systems approving the execution and delivery of this Fourth Amendment, (ii) to the fact that the articles of incorporation and bylaws of Waters Medical Systems, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower’s secretary or assistant secretary dated as of February 22, 2006 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) that the Officers and agents of Waters Medical Systems who have been certified to the Lender, pursuant to the Certificate of Authority of Waters Medical Systems’ secretary or assistant secretary dated as of February 22, 2006 as being authorized to sign and to act on behalf of Waters Medical Systems continue to be so authorized or setting forth the sample signatures of each of the Officers and agents of Waters Medical Systems authorized to execute and deliver this Fourth Amendment and all other documents, agreements and certificates on behalf of Waters Medical Systems.
     C. A certificate of Zareba Security’s Secretary or Assistant Secretary certifying that attached to or set forth in such certificate are (i) the resolutions of Zareba Security’s Directors and, if required, Owners, authorizing the execution, delivery and performance of this Fourth Amendment and the documents required herein, (ii) true, correct and complete copies of Zareba Security’s Constituent Documents, and (iii) the names and positions of the Officers and Directors of Zareba Security authorized to execute and deliver this Fourth Amendment and the other documents required herein and examples of their signatures.
     D. An amended and restated Revolving Note (or other satisfactory joinder of Zareba Security as an obligor thereunder) executed by Zareba Systems, Waters Medical Systems and Zareba Security.
     E. An amended and restated Real Estate Term Note (or other satisfactory joinder of Zareba Security as an obligor thereunder) executed by Zareba Systems, Waters Medical Systems and Zareba Security.
     F. An amended and restated Equipment Term Note (or other satisfactory joinder of Zareba Security as an obligor thereunder) executed by Zareba Systems, Waters Medical Systems and Zareba Security.
     G. An amended and restated Capex Term Note (or other satisfactory joinder of Zareba Security as an obligor thereunder) executed by Zareba Systems, Waters Medical Systems and Zareba Security.

     H. A pledge agreement in form satisfactory to the Lender made by Zareba Systems pursuant to which all of the issued and outstanding capital stock of Waters Medical Systems and Zareba Security are pledged to the Lender as security for the Obligation.
     I. Any item described in Section 4.1(d)-(i) of the Credit Agreement, to the extent applicable to Zareba Security, or a certificate executed thereby stating such provisions are not applicable.
     J. A UCC Financing Statement filed with the Secretary of State for the State of Minnesota perfecting the Lender’s interest in all assets of Zareba Security.
     K. A UCC financing search showing that Lender holds a first priority perfected security interest in all assets of Zareba Security.
     L. Execution and delivery by Zareba Security of agreements substantially similar to, or joinders to, the agreements referenced in Section 4.1(k)-(m) of the Credit Agreement, in either case as required by and satisfactory to the Lender.
     M. A current certificate issued by the Secretary of State of Minnesota, certifying that Zareba Security is in compliance with all applicable organizational requirements of the State of Minnesota.
     N. Evidence that Zareba Security is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.
     O. A Customer Identification Information form and such other forms and verification as Lender may need from Zareba Security to comply with the U.S.A. Patriot Act.
     P. Certificates of the insurance for Zareba Security as required under the Credit Agreement, with all hazard insurance containing a lender’s loss payable endorsement in the Lender’s favor and with all liability insurance naming the Lender as an additional insured.
     Q. Payment of the costs and expenses described in Section 12.
     R. Such other matters as the Lender may require.
Failure by the Borrower to deliver any of the foregoing when required or perform any other obligation hereunder as required hereby will constitute an Event of Default under the Credit Agreement.
     7. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

     A. The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Fourth Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.
     B. The execution, delivery and performance by the Borrower of this Fourth Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.
     C. The statements set forth in Section 5.A.-D. are true and correct as of May 1, 2006.
     D. All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.
     8. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.
     9. No Waiver. The execution of this Fourth Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Fourth Amendment.
     10. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, that the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Fourth Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     11. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Fourth Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.
     12. Miscellaneous. This Fourth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first written above.

ZAREBA SYSTEMS, INC., a Minnesota		WATERS MEDICAL SYSTEMS, INC., a
corporation		Minnesota corporation

By:	/s/Jerry Grabowski	By:	/s/Jerry Grabowski
Its: President & CEO		Its: President

ZAREBA SECURITY, INC., a Minnesota corporation		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/Jerry Grabowski	By:	/s/ Brian J. Waldinger
Its: President			Its Vice President

EXHIBIT A
TRANSFER DOCUMENTS

Schedule 5.5 to Credit and Security Agreement
SUBSIDIARIES
•	Zareba Systems of Canada, Ltd., a corporation formed under the laws of the Province of Ontario, Canada

•	Zareba Systems Europe Limited, a private company limited by shares incorporated in the United Kingdom

•	No. 549 Leicester Limited, a private company limited by shares incorporated in the United Kingdom

•	Rutland Electric Fencing Co. Limited, a private company limited by shares incorporated in the United Kingdom

•	Rutland Electric Fencing Co. (Scotland) Limited, a private company limited by shares incorporated in Scotland

•	Electric Shepherd Products Limited, a private company limited by shares incorporated in the United Kingdom

•	Waters Medical Systems, Inc., a corporation formed under the laws of the State of Minnesota

•	Zareba Security, Inc., a corporation formed under the laws of the State of Minnesota